EXHIBIT 99.1

NEWS RELEASE   NEWS RELEASE   NEWS RELEASE   NEWS RELEASE   NEWS RELEASE   NEWS

[LOGO OF AMERICAN EXPRESS COMPANY]

CONTACTS:          Media:
                          Joanna Lambert              Michael O'Neill
                          212-640-9668                212-640-5951
                          joanna.g.lambert@aexp.com   mike.o'neill@aexp.com

      Investors/Analysts:
                          Malkah Groner               Ron Stovall
                          212-640-6657                212-640-5574
                          malkah.y.groner@aexp.com    ronald.stovall@aexp.com

FOR IMMEDIATE RELEASE

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                               AMERICAN EXPRESS REPORTS THIRD QUARTER EARNINGS FROM CONTINUING
                                          OPERATIONS OF $642 MILLION; EPS OF $0.54

                                             (Millions, except per share amounts)

                                                        Quarters Ended        Percentage         Nine Months Ended       Percentage
                                                         September 30,         Inc/(Dec)           September 30,          Inc/(Dec)
                                                         -------------         ---------           -------------          ---------
                                                       2009         2008                         2009        2008
                                                       ----         ----                         ----        ----
   Total Revenues Net of Interest Expense            $6,016      $ 7,164          (16)%       $18,034     $ 21,859         (17)%

   Income From Continuing Operations                 $  642      $   861          (25)%       $ 1,427     $  2,565         (44)%
   Loss From Discontinued Operations                 $   (2)     $   (46)         (96)%       $   (13)    $   (106)        (88)%
   Net Income                                        $  640      $   815          (21)%       $ 1,414     $  2,459         (42)%

   Earnings Per Common Share - Diluted:
      Income From Continuing Operations
        Attributable to Common Shareholders(1)       $ 0.54      $  0.74          (27)%       $  0.95     $   2.20         (57)%
      Loss From Discontinued Operations              $(0.01)     $ (0.04)         (75)%       $ (0.01)    $  (0.10)        (90)%
      Net Income Attributable to Common
        Shareholders(1)                              $ 0.53      $  0.70          (24)%       $  0.94     $   2.10         (55)%
   Average Diluted Common Shares Outstanding          1,181        1,158            2 %         1,166        1,161           - %
   Return on Average Equity                            11.7%        27.8%                        11.7%        27.8%
   Return on Average Common Equity                     10.4%        27.6%                        10.4%        27.6%
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


(1) Represents income from continuing operations or net income, as applicable, less:

    (i) accelerated preferred dividend accretion of $212 million for the nine months ended September 30, 2009 due to the repurchase of $3.39 billion of preferred shares issued as part of the Capital Purchase Program (CPP),
    (ii) preferred shares dividends and related accretion of $94 million for the nine months ended September 30, 2009, and
    (iii) earnings allocated to participating share awards and other items of $8 million and $5 million for the three-months ended September 30, 2009 and 2008, respectively, and $13 million and $14 million for the nine months ended September 30, 2009 and 2008, respectively.

New York - October 22, 2009 - AMERICAN EXPRESS COMPANY (NYSE: AXP) today reported third-quarter income from continuing operations of $642 million, down 25 percent from $861 million a year ago. Diluted earnings per share from continuing operations were $0.54, down 27 percent from $0.74 a year ago.

The third quarter results included a $180 million ($113 million after-tax) non-recurring benefit associated with the company's accounting for a net investment in consolidated foreign subsidiaries (discussed in more detail later). Excluding that benefit, adjusted diluted earnings per share from continuing operations were $0.44.(2)

Net income totaled $640 million for the quarter, down 21 percent from $815 million a year ago. Diluted per-share net income of $0.53 was down 24 percent from $0.70 a year ago. Excluding the non-recurring benefit mentioned above, adjusted diluted per-share net income was $0.43.(2)

Consolidated revenues net of interest expense declined 16 percent to $6.0 billion, down from $7.2 billion a year ago.

Consolidated provisions for losses totaled $1.2 billion, down 13 percent from $1.4 billion a year ago.

Consolidated expenses totaled $3.9 billion, down 17 percent from $4.7 billion a year ago, reflecting in part the results of the company's reengineering initiatives.

At the end of the quarter, the company's tier-one risk based capital ratio was
9.7 percent. Its tier-one common risk based ratio was 9.7 percent, which compared favorably to the regulatory benchmark(3) of 4 percent.

The company's return on average equity (ROE) was 11.7 percent, down from 27.8 percent a year ago. Return on average common equity (ROCE), was 10.4 percent, down from 27.6 percent a year ago.

"Our results showed further progress in navigating through the most difficult economic environment in decades," said Kenneth I. Chenault, chairman and chief executive officer.

"We generated substantial earnings this quarter due, in part, to the reengineering efforts that have successfully lowered our expense base. Just as important, we stepped up investments in the business with a focus on: premium cobranded products, charge card offerings and brand building initiatives in the U.S. and select international markets. We funded these investments, as expected, from the benefits we realized from better credit metrics during the past several months.

----------------------------

(2) Management believes the adjusted per share numbers provide useful metrics to evaluate the ongoing operating performance of the company.
(3) The regulatory benchmark of 4 percent was used by the Federal Reserve within the Supervisory Capital Assessment Program earlier this year.

"While third quarter revenues declined because cardmember spending and loan volumes were down from year-ago levels, overall billings have stabilized during the last few months and we saw indications that spending by corporate cardmembers is beginning to pick up.

"During the quarter, we also expanded our deposit gathering activities, raising a net $4.1 billion as part of our funding strategy based on staying liquid at a time when the credit markets remain volatile.

"At the start of the year the economy appeared to be in a freefall, the drop in cardmember spending was accelerating and loan loss rates were rising rapidly. Today, while there is still reason to be cautious about high unemployment levels, we are seeing broad-based improvements in credit quality, the trends in cardmember spending are encouraging and there are signs that the recession may be approaching an end.

"Our three priorities remain: staying liquid, staying profitable and investing selectively for growth. However, in anticipation of sequential improvement in our loan loss provision during the fourth quarter, we are focused more and more on the third priority - investing in the business to make sure we capitalize on growth opportunities."

During the third quarter, the translation effects of a comparatively stronger U.S. dollar contributed to lower non-U.S. revenues, provisions and expenses, compared to the year-ago quarter.

DISCONTINUED OPERATIONS

Discontinued operations for the third quarter generated a loss of $2 million compared with a loss of $46 million during the year-ago period.

SEGMENT RESULTS

U.S. CARD SERVICES reported third-quarter net income of $109 million, compared to net income of $244 million a year ago.

Total revenues net of interest expense for the third quarter decreased 16 percent to $2.9 billion, driven by reduced cardmember spending, lower securitization income, net and lower loan balances.

Provisions for losses totaled $850 million, a decrease of 10 percent from $941 million a year ago. The decrease reflected lower loans and receivables, as well as recent improvements in credit trends in both the charge and lending portfolios. On a managed basis(4), the net loan write-off rate was 8.9 percent, down from 10.0 percent in the second quarter and up from 5.9 percent a year ago. Owned net write-off rate was 9.8 percent in the quarter, down from
10.3 percent in the second quarter and up from 6.1 percent a year ago.

Total expenses decreased 11 percent. Marketing, promotion, rewards and cardmember services expenses decreased 16 percent from the year-ago period, reflecting lower rewards costs and reduced investments in marketing and promotion. Salaries and employee benefits and other operating expenses decreased 5 percent from year-ago levels, primarily due to the benefits of ongoing reengineering initiatives.

INTERNATIONAL CARD SERVICES reported third-quarter net income of $127 million, compared to $67 million a year ago.

Total revenues net of interest expense decreased 7 percent to $1.1 billion, primarily driven by reduced cardmember spending and lower loan balances.

Provisions for losses totaled $250 million, a decrease of 21 percent from $316 million a year ago, primarily reflecting a lower level of loans and receivables.

Total expenses decreased 16 percent. Marketing, promotion, rewards and cardmember services expenses decreased 22 percent from year-ago levels, reflecting reduced marketing investments and lower rewards costs. Salaries and employee benefits and other operating expenses decreased 11 percent from year-ago levels, primarily due to the benefits of ongoing reengineering initiatives.

GLOBAL COMMERCIAL SERVICES reported a third quarter net income of $116 million, compared to $134 million a year ago.

Total revenues net of interest expense decreased 17 percent to $997 million, reflecting lower travel commissions and fees and reduced spending by corporate cardmembers compared to year ago levels.

----------------------------

(4) Please refer to the information set forth on Exhibit I for further discussion of the owned and managed basis presentations.

Total expenses decreased 17 percent. Marketing, promotion, rewards and cardmember services expenses decreased 28 percent from the year-ago period, primarily reflecting lower rewards costs. Salaries and employee benefits and other operating expenses decreased 16 percent from the year-ago period, primarily due to the benefits of ongoing reengineering initiatives.

GLOBAL NETWORK & MERCHANT SERVICES reported third-quarter net income of $240 million, compared to $258 million a year ago.

Total revenues net of interest expense decreased 10 percent to $963 million, primarily reflecting lower merchant-related revenues driven by a decrease in global card billed business.

Total expenses decreased 11 percent. Marketing and promotion expenses increased 5 percent from the year-ago period, primarily reflecting higher brand-related marketing investments. Salaries and employee benefits and other operating expenses decreased 15 percent, primarily due to the benefits of ongoing reengineering initiatives.

CORPORATE AND OTHER reported a third-quarter net income of $50 million, compared with net income of $158 million a year ago. The results for both periods reflected the recognition of $220 million ($136 million after-tax) for the previously announced MasterCard and Visa settlements.

This year's quarter included the previously mentioned non-recurring $180 million ($113 million after-tax) benefit associated with the company's accounting for a net investment in consolidated foreign subsidiaries. Of this benefit, $135 million ($85 million after-tax) represents a correction of an error related to the accounting for cumulative translation adjustments in prior periods. The impact of the incorrect accounting was not material to any of the quarterly or annual periods in which it occurred. The error resulted in a $60 million ($38 million after-tax) income overstatement in the second quarter 2009, a $135 million ($85 million after-tax) income understatement in the fourth quarter 2008 and minimal amounts for all other periods affected dating back to third quarter 2007, when the incorrect accounting originated. A non-recurring $45 million ($28 million after-tax) related benefit was also recorded in the current quarter as a result of changes in the fair value of certain foreign exchange forward contracts that are economic hedges to foreign currency exposures of net investments in consolidated foreign subsidiaries.

These amounts were more than offset by items that included higher tax expense due primarily to a revision in the company's estimated annual effective tax rate and increased funding costs.

American Express Company is a leading global payments and travel company founded in 1850. For more information, visit www.americanexpress.com.

                                      ***

The 2009 third Quarter Earnings Supplement will be available today on the American Express web site at HTTP://IR.AMERICANEXPRESS.COM. An investor conference call will be held at 5:00 p.m. (ET) today to discuss third-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public at the same web site. A replay of the conference call will be available later today at the same web site address.



EXHIBIT 1

                           AMERICAN EXPRESS COMPANY
                              U.S. CARD SERVICES

(BILLIONS, EXCEPT PERCENTAGES)


                                            Quarter Ended       Quarter Ended        Quarter Ended
                                          September 30, 2009    June 30, 2009      September 30, 2008

Cardmember lending - owned basis (A):
  Average Loans                                  $23.4               $26.5                $36.3
  Net write-off rate                               9.8%               10.3%                 6.1%

Cardmember lending - managed basis (B):
  Average Loans                                  $52.9               $55.1                $64.6
  Net write-off rate                               8.9%               10.0%                 5.9%


(A) "Owned," a GAAP basis measurement, reflects only cardmember loans included in the company's Consolidated Balance Sheets.

(B) The managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the company's balance sheets and income statements, respectively. The difference between the "owned basis" (GAAP) information and "managed basis" information is attributable to the effects of securitization activities. The company presents U.S. Card Services information on a managed basis because that is the way the company's management views and manages the business. Management believes that a full picture of trends in the company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Management also believes that use of a managed basis presentation presents a more comprehensive portrayal of the key dynamics of the cardmember lending business. Irrespective of the on and off-balance sheet funding mix, it is important for management and investors to see metrics for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis. The company does not currently securitize international loans.

FORWARD LOOKING STATEMENTS:

THIS REPORT INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS, WHICH ADDRESS THE COMPANY'S EXPECTED BUSINESS AND FINANCIAL PERFORMANCE, AMONG OTHER MATTERS, CONTAIN WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANTS AND OTHER CREDIT TRENDS, WHICH WILL DEPEND IN PART ON (I) THE ECONOMIC ENVIRONMENT, INCLUDING, AMONG OTHER THINGS, THE HOUSING MARKET, THE RATES OF BANKRUPTCIES AND UNEMPLOYMENT, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS, (II) THE EFFECTIVENESS OF THE COMPANY'S CREDIT MODELS AND (III) THE IMPACT OF RECENTLY ENACTED STATUTES AND PROPOSED LEGISLATIVE INITIATIVES AFFECTING THE CREDIT CARD BUSINESS, INCLUDING, WITHOUT LIMITATION, THE CREDIT CARD ACCOUNTABILITY RESPONSIBILITY AND DISCLOSURE ACT OF 2009; THE IMPACT OF THE COMPANY'S EFFORTS TO DEAL WITH DELINQUENT CARDMEMBERS IN THE CURRENT CHALLENGING ECONOMIC ENVIRONMENT, WHICH MAY AFFECT PAYMENT PATTERNS OF CARDMEMBERS AND THE PERCEPTION OF THE COMPANY'S SERVICES, PRODUCTS AND BRANDS; THE COMPANY'S NEAR-TERM WRITE-OFF RATES, INCLUDING THOSE FOR THE FOURTH QUARTER OF 2009, WHICH WILL DEPEND IN PART ON CHANGES IN THE LEVEL OF THE COMPANY'S LOAN BALANCES, DELINQUENCY RATES OF CARDMEMBERS, UNEMPLOYMENT RATES AND THE VOLUME OF BANKRUPTCIES; DIFFERENCES BETWEEN OWNED (I.E., GAAP) AND MANAGED WRITE-OFF RATES, WHICH CAN BE IMPACTED BY FACTORS SUCH AS THE VARIOUS TYPES OF CUSTOMER ACCOUNTS IN THE PORTFOLIOS OF THE COMPANY AND THE LENDING SECURITIZATION TRUST; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ECONOMIC ENVIRONMENT, AND THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, AND SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE WRITE-OFF AND DELINQUENCY RATES IN THE MEDIUM- TO LONG-TERM OF CARDMEMBERS ADDED BY THE COMPANY DURING THE PAST FEW YEARS, WHICH COULD IMPACT THEIR PROFITABILITY TO THE COMPANY; THE COMPANY'S ABILITY TO EFFECTIVELY IMPLEMENT CHANGES IN THE PRICING OF CERTAIN OF ITS PRODUCTS AND SERVICES; FLUCTUATIONS IN INTEREST RATES (INCLUDING FLUCTUATIONS IN BENCHMARKS, SUCH AS LIBOR AND OTHER BENCHMARK RATES, AND CREDIT SPREADS), WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND THE VALUE OF THE COMPANY'S INVESTMENTS; THE ACTUAL AMOUNT TO BE SPENT BY THE COMPANY ON MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES BASED ON MANAGEMENT'S ASSESSMENT OF COMPETITIVE OPPORTUNITIES AND OTHER FACTORS AFFECTING ITS JUDGMENT, AND DURING THE REMAINDER OF 2009, THE EXTENT OF PROVISION BENEFIT, IF ANY, FROM LOWER THAN EXPECTED WRITE OFFS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND GENERATE EXCESS CAPITAL AND EARNINGS IN A MANNER AND AT LEVELS THAT WILL ALLOW THE COMPANY TO RETURN A PORTION OF CAPITAL TO SHAREHOLDERS, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS, AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY AND REGULATORY REQUIREMENTS, INCLUDING THOSE ARISING FROM THE COMPANY'S STATUS AS A BANK HOLDING COMPANY; THE ABILITY OF THE COMPANY TO MEET ITS OBJECTIVES WITH RESPECT TO THE GROWTH OF ITS BROKERED RETAIL CD PROGRAM, BROKERAGE SWEEP ACCOUNT PROGRAM AND THE DIRECT DEPOSIT INITIATIVE; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER

CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE ABILITY OF THE GLOBAL NETWORK SERVICES BUSINESS TO MEET THE PERFORMANCE REQUIREMENTS CALLED FOR BY THE COMPANY'S SETTLEMENTS WITH MASTERCARD AND VISA; TRENDS IN TRAVEL AND ENTERTAINMENT SPENDING AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE UNCERTAINTIES ASSOCIATED WITH BUSINESS ACQUISITIONS, INCLUDING, AMONG OTHERS, THE FAILURE TO REALIZE ANTICIPATED BUSINESS RETENTION, GROWTH AND COST SAVINGS, AS WELL AS THE ABILITY TO EFFECTIVELY INTEGRATE THE ACQUIRED BUSINESS INTO THE COMPANY'S EXISTING OPERATIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS, AND OTHER BENEFITS, INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM (INCLUDING DURING 2009) AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; BANKRUPTCIES, RESTRUCTURINGS, CONSOLIDATIONS OR SIMILAR EVENTS (INCLUDING, AMONG OTHERS, THE DELTA AIR LINES/NORTHWEST AIRLINES MERGER) AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; THE ABILITY OF THE COMPANY TO SATISFY ITS LIQUIDITY NEEDS AND EXECUTE ON ITS FUNDING PLANS, WHICH WILL DEPEND ON, AMONG OTHER THINGS, THE COMPANY'S FUTURE BUSINESS GROWTH, ITS CREDIT RATINGS, MARKET CAPACITY AND DEMAND FOR SECURITIES OFFERED BY THE COMPANY, PERFORMANCE BY THE COMPANY'S COUNTERPARTIES UNDER ITS BANK CREDIT FACILITIES AND OTHER LENDING FACILITIES, REGULATORY CHANGES, INCLUDING CHANGES TO THE POLICIES, RULES AND REGULATIONS OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM AND THE FEDERAL RESERVE BANK OF SAN FRANCISCO, THE COMPANY'S ABILITY TO SECURITIZE AND SELL RECEIVABLES AND THE PERFORMANCE OF RECEIVABLES PREVIOUSLY SOLD IN SECURITIZATION TRANSACTIONS AND THE COMPANY'S ABILITY TO MEET THE CRITERIA FOR PARTICIPATION IN CERTAIN LIQUIDITY FACILITIES AND OTHER FUNDING PROGRAMS, INCLUDING THE COMMERCIAL PAPER FUNDING FACILITY AND THE TEMPORARY LIQUIDITY GUARANTEE PROGRAM, BEING MADE AVAILABLE THROUGH THE FEDERAL RESERVE BANK OF NEW YORK, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND OTHER FEDERAL DEPARTMENTS AND AGENCIES; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS AND THE ABILITY OF OUR CHARGE CARD AND LENDING TRUSTS TO MAINTAIN EXCESS SPREADS AT LEVELS SUFFICIENT TO AVOID MATERIAL SET-ASIDES OR EARLY AMORTIZATION OF OUR CHARGE CARD AND LENDING SECURITIZATIONS, WHICH WILL DEPEND ON VARIOUS FACTORS SUCH AS INCOME DERIVED FROM THE RELEVANT PORTFOLIOS AND THEIR RESPECTIVE CREDIT PERFORMANCES; THE INCREASE IN EXCESS SPREAD RESULTING FROM THE DESIGNATION OF DISCOUNT OPTION RECEIVABLES WITH RESPECT TO THE AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST, WHICH WILL DEPEND IN PART ON THE MONTHLY PRINCIPAL PAYMENT RATE POSTED TO ACCOUNTS IN, AND THE CREDIT PERFORMANCE OF, THE SECURITIZED LENDING PORTFOLIO; THE COMPANY'S ABILITY TO AVOID MATERIAL LOSSES ON ITS INVESTMENT PORTFOLIO, INCLUDING ITS INVESTMENTS IN STATE AND MUNICIPAL OBLIGATIONS, THE ISSUERS OF WHICH COULD BE ADVERSELY AFFECTED BY THE CHALLENGING ECONOMIC ENVIRONMENT; THE COMPANY'S ABILITY TO INVEST IN TECHNOLOGY ADVANCES ACROSS ALL AREAS OF ITS BUSINESS TO STAY ON THE LEADING EDGE OF TECHNOLOGIES APPLICABLE TO THE PAYMENT INDUSTRY; THE COMPANY'S ABILITY TO ATTRACT AND RETAIN EXECUTIVE MANAGEMENT AND OTHER KEY EMPLOYEES; THE COMPANY'S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS (IP) AND AVOID INFRINGING THE IP OF OTHER PARTIES; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, NATURAL DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; THE POTENTIAL IMPACT OF THE CREDIT CARD ACCOUNTABILITY RESPONSIBILITY AND DISCLOSURE ACT OF 2009 AND REGULATIONS RECENTLY ADOPTED BY FEDERAL BANK REGULATORS RELATING TO CERTAIN CREDIT AND CHARGE CARD PRACTICES, INCLUDING, AMONG OTHERS, THE IMPOSITION BY CARD ISSUERS OF INTEREST RATE INCREASES ON OUTSTANDING BALANCES AND THE ALLOCATION OF PAYMENTS IN RESPECT OF OUTSTANDING BALANCES WITH DIFFERENT INTEREST RATES, WHICH COULD HAVE AN ADVERSE IMPACT ON THE COMPANY'S NET INCOME; ACCOUNTING CHANGES, INCLUDING THE FINANCIAL ACCOUNTING STANDARDS BOARD'S RECENT ADOPTION OF CHANGES TO THE ACCOUNTING OF OFF-BALANCE SHEET ACTIVITIES OR OTHER POTENTIAL REGULATORY INTERPRETATIONS IN THIS AREA, WHICH, WHEN EFFECTIVE, WILL RESULT IN THE COMPANY'S HAVING TO CONSOLIDATE THE ASSETS AND LIABILITIES OF THE LENDING SECURITIZATION TRUST, THEREBY REQUIRING THE COMPANY TO REESTABLISH LOSS RESERVES, WHICH COULD REDUCE THE COMPANY'S REGULATORY CAPITAL RATIOS AND/OR CHANGE THE PRESENTATION OF ITS FINANCIAL STATEMENTS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31 AND JUNE 30, 3009, AND THE COMPANY'S OTHER REPORTS FILED WITH THE SEC.

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME

(Millions)

                                                         Quarters Ended                        Nine Months Ended
                                                          September 30,                           September 30,
                                                    -----------------------   Percentage    -----------------------   Percentage
                                                       2009         2008      Inc/(Dec)        2009         2008      Inc/(Dec)
                                                    ----------   ----------   ----------    ----------   ----------   ----------
Revenues
Non-interest revenues
 Discount revenue                                   $    3,373   $    3,848          (12)%  $    9,744   $   11,557          (16)%
 Net card fees                                             538          541           (1)        1,602        1,614           (1)
 Travel commissions and fees                               383          499          (23)        1,155        1,566          (26)
 Other commissions and fees                                448          573          (22)        1,340        1,785          (25)
 Securitization income, net                                 71          200          (65)          210          871          (76)
 Other                                                     449          553          (19)        1,569        1,591           (1)
                                                    ----------   ----------                 ----------   ----------
  Total non-interest revenues                            5,262        6,214          (15)       15,620       18,984          (18)
                                                    ----------   ----------                 ----------   ----------
Interest income
 Interest and fees on loans                              1,059        1,560          (32)        3,432        4,795          (28)
 Interest and dividends on investment securities           229          200           15           579          603           (4)
 Deposits with banks and other                               9           74          (88)           48          235          (80)
                                                    ----------   ----------                 ----------   ----------
  Total interest income                                  1,297        1,834          (29)        4,059        5,633          (28)
                                                    ----------   ----------                 ----------   ----------
Interest expense
 Deposits                                                  109          109            -           299          381          (22)
 Short-term borrowings                                       2          114          (98)           36          411          (91)
 Long-term debt and other                                  432          661          (35)        1,310        1,966          (33)
                                                    ----------   ----------                 ----------   ----------
  Total interest expense                                   543          884          (39)        1,645        2,758          (40)
                                                    ----------   ----------                 ----------   ----------
  Net interest income                                      754          950          (21)        2,414        2,875          (16)
                                                    ----------   ----------                 ----------   ----------
Total revenues net of interest expense                   6,016        7,164          (16)       18,034       21,859          (17)
                                                    ----------   ----------                 ----------   ----------
Provisions for losses
 Charge card                                               143          351          (59)          716          937          (24)
 Cardmember lending                                        989          958            3         3,706        3,304           12
 Other                                                      46           50           (8)          143          153           (7)
                                                    ----------   ----------                 ----------   ----------
  Total provisions for losses                            1,178        1,359          (13)        4,565        4,394            4
                                                    ----------   ----------                 ----------   ----------
Total revenues net of interest expense after
 provisions for losses                                   4,838        5,805          (17)       13,469       17,465          (23)
                                                    ----------   ----------                 ----------   ----------

Expenses
 Marketing and promotion                                   504          649          (22)        1,201        1,906          (37)
 Cardmember rewards                                        983        1,132          (13)        2,858        3,301          (13)
 Cardmember services                                       132          148          (11)          374          402           (7)
 Salaries and employee benefits                          1,261        1,465          (14)        3,884        4,430          (12)
 Professional services                                     575          608           (5)        1,693        1,764           (4)
 Occupancy and equipment                                   374          398           (6)        1,124        1,185           (5)
 Communications                                            105          118          (11)          315          348           (9)
 Other, net                                                (14)         209            #           140          816          (83)
                                                    ----------   ----------                 ----------   ----------
  Total                                                  3,920        4,727          (17)       11,589       14,152          (18)
                                                    ----------   ----------                 ----------   ----------
Pretax income from continuing operations                   918        1,078          (15)        1,880        3,313          (43)
Income tax provision                                       276          217           27           453          748          (39)
                                                    ----------   ----------                 ----------   ----------
Income from continuing operations                          642          861          (25)        1,427        2,565          (44)
Loss from discontinued operations, net of tax               (2)         (46)         (96)          (13)        (106)         (88)
                                                    ----------   ----------                 ----------   ----------
Net income                                          $      640   $      815          (21)   $    1,414   $    2,459          (42)
                                                    ==========   ==========                 ==========   ==========
Income from continuing operations attributable to
 common shareholders (A)                            $      634   $      856          (26)   $    1,108   $    2,551          (57)
                                                    ==========   ==========                 ==========   ==========
Net income attributable to common shareholders (A)  $      632   $      810          (22)   $    1,095   $    2,445          (55)
                                                    ==========   ==========                 ==========   ==========

# - Denotes a variance of more than 100%.

(A) Represents income from continuing operations or net income, as applicable, less (i) accelerated preferred dividend accretion of $212 million for the nine months ended September 30, 2009 due to the repurchase of $3.39 billion of preferred shares issued as part of the Capital Purchase Program (CPP), (ii) preferred shares dividends and related accretion of $94 million for the nine months ended September 30, 2009, and (iii) earnings allocated to participating share awards and other items of $8 million and $5 million for the three months ended September 30, 2009 and 2008, respectively, and $13 million and $14 million for the nine months ended September 30, 2009 and 2008, respectively.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                     CONDENSED CONSOLIDATED BALANCE SHEETS

(Billions)

                                                    September 30,  December 31,
                                                         2009          2008
                                                    -------------  -------------
Assets
 Cash                                               $          19  $          21
 Accounts receivable                                           35             37
 Investment securities                                         24             13
 Loans                                                         29             41
 Other assets                                                  13             14
                                                    -------------  -------------
  Total assets                                      $         120  $         126
                                                    =============  =============

Liabilities and Shareholders' Equity
 Customer deposits                                  $          24  $          15
 Short-term borrowings                                          2              9
 Long-term debt                                                53             60
 Other liabilities                                             27             30
                                                    -------------  -------------
  Total liabilities                                           106            114
                                                    -------------  -------------

 Shareholders' equity                                          14             12
                                                    -------------  -------------
  Total liabilities and shareholders' equity        $         120  $         126
                                                    =============  =============

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                               FINANCIAL SUMMARY

(Millions)

                                                         Quarters Ended                        Nine Months Ended
                                                          September 30,                           September 30,
                                                    -----------------------   Percentage    -----------------------   Percentage
                                                       2009         2008      Inc/(Dec)        2009         2008      Inc/(Dec)
                                                    ----------   ----------   ----------    ----------   ----------   ----------
TOTAL REVENUES NET OF INTEREST EXPENSE
 U.S. Card Services                                 $    2,903   $    3,459          (16)%  $    8,782   $   10,774          (18)%
 International Card Services                             1,148        1,232           (7)        3,262        3,683          (11)
 Global Commercial Services                                997        1,200          (17)        2,944        3,652          (19)
 Global Network & Merchant Services                        963        1,071          (10)        2,709        3,157          (14)
                                                    ----------   ----------                 ----------   ----------
                                                         6,011        6,962          (14)       17,697       21,266          (17)
 Corporate & Other,
  including adjustments and eliminations                     5          202          (98)          337          593          (43)
                                                    ----------   ----------                 ----------   ----------

CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE $    6,016   $    7,164          (16)   $   18,034   $   21,859          (17)
                                                    ==========   ==========                 ==========   ==========
PRETAX INCOME (LOSS) FROM CONTINUING OPERATIONS
 U.S. Card Services                                 $      139   $      364          (62)   $     (243)  $    1,092            #
 International Card Services                               127            1            #           184          191           (4)
 Global Commercial Services                                170          191          (11)          397          735          (46)
 Global Network & Merchant Services                        358          397          (10)        1,083        1,187           (9)
                                                    ----------   ----------                 ----------   ----------
                                                           794          953          (17)        1,421        3,205          (56)
 Corporate & Other                                         124          125           (1)          459          108            #
                                                    ----------   ----------                 ----------   ----------
PRETAX INCOME FROM CONTINUING OPERATIONS            $      918   $    1,078          (15)   $    1,880   $    3,313          (43)
                                                    ==========   ==========                 ==========   ==========
NET INCOME (LOSS)
 U.S. Card Services                                 $      109   $      244          (55)   $     (116)  $      788            #
 International Card Services                               127           67           90           230          315          (27)
 Global Commercial Services                                116          134          (13)          273          512          (47)
 Global Network & Merchant Services                        240          258           (7)          713          780           (9)
                                                    ----------   ----------                 ----------   ----------
                                                           592          703          (16)        1,100        2,395          (54)

 Corporate & Other                                          50          158          (68)          327          170           92
                                                    ----------   ----------                 ----------   ----------
 Income from continuing operations                         642          861          (25)        1,427        2,565          (44)
 Loss from discontinued operations, net of tax              (2)         (46)         (96)          (13)        (106)         (88)
                                                    ----------   ----------                 ----------   ----------
NET INCOME                                          $      640   $      815          (21)   $    1,414   $    2,459          (42)
                                                    ==========   ==========                 ==========   ==========

# - Denotes a variance of more than 100%.

(Preliminary)
                           AMERICAN EXPRESS COMPANY
                         FINANCIAL SUMMARY (CONTINUED)

                                                         Quarters Ended                        Nine Months Ended
                                                          September 30,                           September 30,
                                                    -----------------------   Percentage    -----------------------   Percentage
                                                       2009         2008      Inc/(Dec)        2009         2008      Inc/(Dec)
                                                    ----------   ----------   ----------    ----------   ----------   ----------
EARNINGS PER COMMON SHARE

BASIC
 Income from continuing operations attributable to
  common shareholders                               $     0.54   $     0.74          (27)%  $     0.95   $     2.21          (57)%
 Loss from discontinued operations                           -        (0.04)           #         (0.01)       (0.09)         (89)
                                                    ----------   ----------                 ----------   ----------
 Net income attributable to common shareholders     $     0.54   $     0.70          (23)%  $     0.94   $     2.12          (56)%
                                                    ==========   ==========                 ==========   ==========

 Average common shares outstanding (millions)            1,178        1,154            2%        1,164        1,154            1%
                                                    ==========   ==========                 ==========   ==========

DILUTED
 Income from continuing operations attributable to
  common shareholders                               $     0.54   $     0.74          (27)%  $     0.95   $     2.20          (57)%
 Loss from discontinued operations                       (0.01)       (0.04)         (75)        (0.01)       (0.10)         (90)
                                                    ----------   ----------                 ----------   ----------
 Net income attributable to common shareholders     $     0.53   $     0.70          (24)%  $     0.94   $     2.10          (55)%
                                                    ==========   ==========                 ==========   ==========

 Average common shares outstanding (millions)            1,181        1,158            2%        1,166        1,161            -%
                                                    ==========   ==========                 ==========   ==========

Cash dividends declared per common share            $     0.18   $     0.18            -%   $     0.54   $     0.54            -%
                                                    ==========   ==========                 ==========   ==========

                       SELECTED STATISTICAL INFORMATION

                                                         Quarters Ended                        Nine Months Ended
                                                          September 30,                           September 30,
                                                    -----------------------   Percentage    -----------------------   Percentage
                                                       2009         2008      Inc/(Dec)        2009         2008      Inc/(Dec)
                                                    ----------   ----------   ----------    ----------   ----------   ----------
Return on average equity (A)                              11.7%        27.8%                      11.7%        27.8%
Return on average common equity (A)                       10.4%        27.6%                      10.4%        27.6%
Return on average tangible common equity (A)              13.5%        34.2%                      13.5%        34.2%
Common shares outstanding (millions)                     1,189        1,160            3%        1,189        1,160            3%
Book value per common share                         $    11.72   $    10.79            9%   $    11.72   $    10.79            9%
Shareholders' equity (billions)                     $     13.9   $     12.5           11%   $     13.9   $     12.5           11%

# - Denotes a variance of more than 100%.

(A) Refer to Appendix I for components of return on average equity, return on average common equity and return on average tangible common equity.